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                                                                                   EXHIBIT 11.1


                AMERICAN PRESIDENT COMPANIES, LTD. AND SUBSIDIARIES
                            COMPUTATION OF EARNINGS PER COMMON SHARE


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Year Ended                                 December 30        December 31            December 25
                                                  1994               1993                   1992
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(In thousands, except
per share amounts)
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PRIMARY EARNINGS PER COMMON SHARE
Income Before Cumulative
 Effect of Accounting Change              $   74,198           $   80,109             $   78,016
Cumulative Effect on Prior Years
 of Changing the Accounting for
   Revenues and Expenses                                                                (21,565)
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Net Income                                $   74,198           $   80,109             $   56,451
Preferred Dividends Series C                  (6,750)              (6,750)                (6,750)
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Earnings Available                        $   67,448           $   73,359             $   49,701
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Weighted Average:
Common Stock                                  27,231               26,559                 28,332
Common Stock Equivalents(1)                    1,071                1,147                  1,019
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Total Shares                                  28,302               27,706                 29,351
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Primary Earnings Per Common
   Share
 Before Cumulative Effect of
   Accounting Change                      $     2.38           $     2.65             $    2.43
 Cumulative Effect of
   Accounting Change                                                                      (0.74)
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Primary Earnings Per Common
   Share                                  $     2.38           $     2.65             $    1.69
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FULLY DILUTED EARNINGS PER COMMON SHARE
Income Before Cumulative
 Effect of Accounting Change              $   74,198           $   80,109             $   78,016
Cumulative Effect on Prior Years
 of Changing the Accounting for
   Revenues and Expenses                                                                (21,565)
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Net Income                                $   74,198           $   80,109             $   56,451
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Weighted Average:
Common Stock                                  27,231               26,559                 28,331
Common Stock Equivalents(1)                    1,100                1,579                  1,019
Preferred Stock Series C                       3,962                3,962                  3,962
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Total Shares                                  32,293               32,100                 33,312
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Fully Diluted Earnings Per Common Share
 Before Cumulative Effect of
   Accounting Change                      $     2.30           $     2.50             $    2.34
 Cumulative Effect of
   Accounting Change                                                                      (0.65)
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Fully Diluted Earnings Per
   Common Share                           $     2.30           $     2.50             $    1.69
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(1)  Assumes conversion of outstanding stock options as determined by application of the treasury stock method.
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